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                             Hunt Manufacturing Co.



                                   $50,000,000



                      7.86% Senior Notes due August 1, 2011



                                   ----------



                             NOTE PURCHASE AGREEMENT


                                   ----------


                           Dated as of August 1, 1996


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                                TABLE OF CONTENTS

Section
Page

1.       AUTHORIZATION OF NOTES................................................1

2.       SALE AND PURCHASE OF NOTES; GUARANTY..................................1
                  2.1.     Sale and Purchase of Notes..........................1
                  2.2.     Guaranty............................................2

3.       CLOSING...............................................................2

4.       CONDITIONS TO CLOSING.................................................2
                  4.1.     Representatives and Warranties......................2
                  4.2.     Performance; No Default.............................3
                  4.3.     Compliance Certificates.............................3
                  4.4.     Opinions of Counsel.................................3
                  4.5.     Purchase Permitted by applicable Law, etc...........3
                  4.6.     Sale of Other Notes.................................4
                  4.7.     Payment of Special Counsel Fees.....................4
                  4.8.     Private Placement Number............................4
                  4.9.     Changes in corporate Structure......................4
                  4.10.    Proceedings and Documents...........................4
                  4.11.    Subsidiary Guaranty.................................4

5.       REPRESENTATIVES AND WARRANTIES OF THE COMPANY.........................5
                  5.1.     Organization; Power and Authority...................5
                  5.2.     Authorization.......................................5
                  5.3.     Disclosure..........................................5
                  5.4.     Organizations and Ownership of Shares and
                           Subsidiaries; Affiliates............................6
                  5.5.     Financial Statements................................7
                  5.6.     Compliance with Laws, Other Instruments, etc........7
                  5.7.     Governmental Authorizations, etc....................7
                  5.8.     Litigation; Observance of Agreements, Statutes
                           and Orders..........................................7
                  5.9.     Taxes...............................................8
                  5.10.    Title to Property; Leases...........................8
                  5.11.    Licenses, Permits, etc..............................8
                  5.12.    Compliance with ERISA...............................9
                  5.13.    Private Offering by the Company....................10
                  5.14.    Use of Proceeds; Margin Regulations................10
                  5.15.    Existing Indebtedness; Future Liens................11



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                  5.16.    Foreign Assets Control Regulations, etc............11
                  5.17.    Status under Certain Statutes......................11
                  5.18.    Environmental Matters..............................11

6.       REPRESENTATIONS OF THE PURCHASER.....................................12
                  6.1.     Purchase for Investment............................12
                  6.2.     Source of Funds....................................12

7.       INFORMATION AS TO COMPANY............................................14
                  7.1.     Financial and Business Information.................14
                  7.2.     Officer's Certificate..............................17
                  7.3.     Inspection.........................................17

8.       PREPAYMENT OF THE NOTES..............................................18
                  8.1.     Required Prepayments...............................18
                  8.2.     Optional Prepayments with Make-Whole Amount........18
                  8.3.     Allocation of Partial Prepayments..................19
                  8.4.     Maturity; Surrender, etc...........................19
                  8.5.     Purchase of Notes..................................19
                  8.6.     Make-Whole Amount..................................19

9.       AFFIRMATIVE COVENANTS................................................21
                  9.1.     Compliance with Law................................21
                  9.2.     Insurance..........................................21
                  9.3.     Maintenance of Properties..........................22
                  9.4.     Payment of Taxes and Claims........................22
                  9.5.     Corporate Existence, etc...........................22

10.      NEGATIVE COVENANTS...................................................23
                  10.1.    Transactions with Affiliates.......................23
                  10.2.    Merger, Consolidation, and Sale of Assets..........23
                  10.3.    Liens..............................................26
                  10.4.    Consolidated Net Worth.............................28
                  10.5.    Debt...............................................28
                  10.6.    Fixed Charges Coverage Ratio.......................30
                  10.7.    Restricted Payments and Restricted Investments.....30
                  10.8.    Line of Business...................................30

11.      EVENTS OF DEFAULT....................................................30


12.      REMEDIES ON DEFAULT, ETC.............................................33
                  12.1.    Acceleration.......................................33
                  12.2.    Other Remedies.....................................33

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                  12.3.    Recision...........................................34
                  12.4.    No Waivers or Election of Remedies, Expenses, etc..34

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES........................34
                  13.1.    Registration of Notes..............................34
                  13.2.    Transfer and Exchange of Notes.....................35
                  13.3.    Replacement of Notes...............................35

14.      PAYMENT ON NOTES.....................................................36
                  14.1.    Place of Payment...................................36
                  14.2.    Home Office Payment................................36

15.      EXPENSES, ETC........................................................37
                  15.1.    Transaction Expenses...............................37
                  15.2.    Survival...........................................37

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
         AGREEMENT............................................................37

17.      AMENDMENT AND WAIVER.................................................38
                  17.1.    Requirements.......................................38
                  17.2.    Solicitation of Holders of Notes...................38
                  17.3.    Binding Effect, etc................................39
                  17.4.    Notes held by Company, etc.........................39

18.      NOTICES..............................................................39

19.      REPRODUCTIONS OF DOCUMENTS...........................................40

20.      CONFIDENTIAL INFORMATION.............................................40

21.      SUBSTITUTION OF PURCHASER............................................41

22.      MISCELLANEOUS........................................................42
                  22.1.    Successors and Assigns.............................42
                  22.2.    Payments due on Non-Business Days..................42
                  22.3.    Severability.......................................42
                  22.4.    Construction.......................................42
                  22.5.    Counterparts.......................................43
                  22.6.    Governing Law......................................43


                  SCHEDULE A        Information Relating to Purchasers

            SCHEDULE B        Defined Terms

            SCHEDULE 5.4 Subsidiaries and Affiliates of the Company and Ownership of Subsidiary Stock

            SCHEDULE 5.5      Financial Statements

            SCHEDULE 5.11     Patents, etc.

            SCHEDULE 5.14     Use of Proceeds

            SCHEDULE 5.15     Existing Indebtedness and Liens

            EXHIBIT 1         Form of 7.86% Senior Note due August 1, 2011

            EXHIBIT 2         Form of Subsidiary Guaranty

            EXHIBIT 4.4(a) Matters to be Covered in Opinion of Special Counsel to the Company

            EXHIBIT 4.4(b) Matters to be Covered in Opinion of Special Counsel to the Purchasers

                             HUNT MANUFACTURING CO.
                               2005 Market Street
                        Philadelphia, Pennsylvania 19103

                      7.86 Senior Notes due August 1, 2011

                                                                  August 1, 1996

TO EACH OF THE PURCHASERS LISTED IN
THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

         Hunt Manufacturing Co., a Pennsylvania corporation (the "Company"), agrees with you as follows:

1.       AUTHORIZATION OF NOTES.

         The Company will authorize the issue and sale of $50,000,000 aggregate principal amount of its 7.86% Senior Notes due August 1, 2011 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to
Section 13 of this Agreement. The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.       SALE AND PURCHASE OF NOTES; GUARANTY.

         2.1.     Sale and Purchase of Notes.

         Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of each purchaser named in Schedule A (collectively, the "Purchasers") are several and not joint obligations and you shall have no obligation and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.


         2.2.     Guaranty.

         The Notes will be guaranteed by the Subsidiary Guarantors pursuant to the Subsidiary Guaranty. In the event that any other Subsidiary shall hereafter guaranty Indebtedness of the Company for borrowed money, the Company agrees to cause such Subsidiary to guaranty the Notes concurrently therewith to the same extent. Upon receipt of evidence satisfactory to you and the other holders of the Notes that the bank lenders to the Company (and any other lenders which may have refinanced any Indebtedness of the Company to its banks) have released any Subsidiary Guarantor from all Guaranties of Indebtedness to such banks (and any such other lenders), you and the other holders of Notes agree to release such Subsidiary Guarantor from the Subsidiary Guaranty promptly thereafter.

3.       CLOSING.

         The sale and purchase of the Notes to be purchased by you shall occur at the offices of Day, Berry & Howard in Hartford, Connecticut, at 11:00 a.m., Eastern time, at a closing (the "Closing") on August 1, 1996 or on such other Business Day thereafter on or prior to August 15, 1996, as may be agreed upon by the Company and you. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (unless otherwise specified in Schedule A) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds to NationsBank, N.A., ABA No. 111000012 for credit to Hunt Manufacturing Co. Concentration Account 3750248339. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.       CONDITIONS TO CLOSING.

         Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

         4.1.     Representatives and Warranties.

         The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

         4.2.     Performance; No Default.

         The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule

5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.1, 10.2, 10.3, 10.5 or 10.7 hereof had such Sections applied since such date.

         4.3.     Compliance Certificates.

         (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

         (b) Secretary's Certificate. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.

         4.4.     Opinions of Counsel.

         You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Drinker Biddle & Reath, counsel for the Company and the Subsidiary Guarantors, and from Maynard, Cooper and Gale, special Alabama counsel to Bevis Custom Furniture, Inc., together covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from Day, Berry & Howard, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

         4.5.     Purchase Permitted by applicable Law, etc.

         On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

         4.6.     Sale of Other Notes.

         Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

         4.7.     Payment of Special Counsel Fees.

         Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

         4.8.     Private Placement Number.

         A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

         4.9.     Changes in corporate Structure.

         The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in
Schedule 5.5.

         4.10.    Proceedings and Documents.

         All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

         4.11.    Subsidiary Guaranty.

         Each Subsidiary Guarantor shall have executed and delivered the Subsidiary Guaranty.

5.       REPRESENTATIVES AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to you that.

         5.1.     Organization; Power and Authority.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

         5.2.     Authorization.

         This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5.3.     Disclosure.

         The Company, through its agent, NationsBanc Capital Markets, Inc., has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated June 1996 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in
Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 3, 1995, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

         5.4.     Organizations and Ownership of Shares and Subsidiaries;
                  Affiliates.

         (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers.

         (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

         (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

         (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

         5.5.     Financial Statements.

         The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

         5.6.     Compliance with Laws, Other Instruments, etc.

         The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

         5.7.     Governmental Authorizations, etc.

         No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required by the Company in connection with the execution, delivery or performance of this Agreement or the Notes except those, if any, which NationsBanc Capital Markets, Inc., has obtained or made on behalf of the Company and except for the post-closing filing of a Form D pursuant to Regulation D under the Securities Act which the Company intends to file.

         5.8.     Litigation; Observance of Agreements, Statutes and Orders.

         (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         5.9.     Taxes.

         The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service through the fiscal year ended 1991 and Federal income taxes have been paid for all subsequent fiscal years up to and including the fiscal year ended 1995.

         5.10.    Title to Property; Leases.

         The Company and its Subsidiaries have good and sufficient title (including, where applicable, leasehold interests) to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

         5.11.    Licenses, Permits, etc.

         Except as disclosed in Schedule 5.11,

         (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

         (b) to the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

         (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

         5.12.    Compliance with ERISA.

         The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

         (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $1,000,000 in the case of any single Plan and by more than $5,000,000 in the aggregate for all Plans. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

         (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

         (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

         (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

         5.13.    Private Offering by the Company.

         Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 60 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

         5.14.    Use of Proceeds; Margin Regulations.

         The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G.

         5.15.    Existing Indebtedness; Future Liens.

         (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of July 17, 1996, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

         (b) Neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3.

         5.16.    Foreign Assets Control Regulations, etc.

         Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

         5.17.    Status under Certain Statutes.

         Neither the Company nor any Subsidiary is subject to regulation under the Interstate Commerce Act, as amended (except to the extent, if any, that the activities of the Company and its Subsidiaries in transporting goods sold by them are subject to such regulation), the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or the Federal Power Act, as amended.

         5.18.    Environmental Matters.

         Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

         (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

         (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

         (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

6.       REPRESENTATIONS OF THE PURCHASER.

         6.1.     Purchase for Investment.

         You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

         6.2.     Source of Funds.

         You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

         (a) if you are an insurance company, either (i) the Source is a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account, or (ii) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60, and the amount of reserves and liabilities for the contract(s) held by or on behalf of each employee benefit plan which has an interest in your general account as a contractholder, together with the amount of reserves and liabilities for the general account contracts held by or on behalf of any other such plan maintained by the same employer (or an affiliate thereof) or by the same employee organization, does not exceed 10% of the total reserves and liabilities of your general account plus surplus as determined pursuant to the provisions of Section I(a) of PTE 95-60; or

         (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1, or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

         (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of PTE 84-14 (the "QPAM Exemption")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

         (d) the Source is a governmental plan; or

         (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph
(e); or

         (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.       INFORMATION AS TO COMPANY.

         7.1.     Financial and Business Information.

         The Company shall deliver to each holder of Notes that is an Institutional Investor:

         (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                  (i) a consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of such quarter, and

                  (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Restricted Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a) if the financial statements included in such Quarterly Report are of the Company and its Restricted Subsidiaries (and no other entities);

         (b) Annual Statements -- within 105 days after the end of each fiscal year of the Company, duplicate copies of,

                  (i) a consolidated balance sheet of the Company and its Restricted Subsidiaries, as at the end of such year, and

                  (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Restricted Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied


                           (A) by an opinion thereon of independent certified
public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                           (B) a report from such accountants stating that in
connection with their audit, nothing came to their attention that caused them to believe that the Company failed to comply with the terms, covenants, provisions, or conditions of Sections 10.3(i), 10.4, 10.5.(b) and (c), and 10.6 of this Agreement as they relate to accounting matters or, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default, even if specifically referenced in any such Section, as e.g., in clause
(iv)(A) of Section 10.5(b), unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards), provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b) if the financial statements included in such Annual Report are of the Company and its Restricted Subsidiaries (and no other entities);

         (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and
(ii) each regular or periodic report (including, without limitation, each report on Form 10-K, 10-Q or 8-K), each registration statement (without exhibits except as expressly requested by such holder), other than registration statements on Form S-8, and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

         (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(g), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

         (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                  (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                  (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                  (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

         (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

         (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

         7.2.     Officer's Certificate.

         Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

         (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.3(i) and Sections 10.4 through
10.6 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, reference to the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

         (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

         7.3.     Inspection.

         The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

         (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

         (b) Default -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.       PREPAYMENT OF THE NOTES.

         8.1.     Required Prepayments.

         On August 1, 2002, and on each August 1 thereafter to and including August 1, 2010, the Company will prepay $5,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to Sections 8.2 or 10.2 or purchase of the Notes permitted by Section 8.5, the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

         8.2.     Optional Prepayments with Make-Whole Amount.

         The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

         8.3.     Allocation of Partial Prepayments.

         In the case of each partial prepayment of the Notes (other than a partial prepayment pursuant to Section 10.2), the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. In the case of any partial prepayment of the Notes pursuant to Section 10.2, the principal amount of the Notes to be prepaid shall be allocated as provided in such Section.

         8.4.     Maturity; Surrender, etc.

         In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         8.5.     Purchase of Notes.

         Except as provided in Section 10.2, the Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

         8.6.     Make-Whole Amount.

         The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

         "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or Section 10.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

         "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

         "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity

Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15
(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

         "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

         "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, 10.2 or 12.1, as applicable.

         "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
Section 8.2 or 10.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.       AFFIRMATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

         9.1.     Compliance with Law.

         The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         9.2.     Insurance.

         The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         9.3.     Maintenance of Properties.

         The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         9.4.     Payment of Taxes and Claims.

         The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         9.5.     Corporate Existence, etc.

         The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 10.2 the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

10.      NEGATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

         10.1.    Transactions with Affiliates.

         The Company will not and will not permit any Restricted Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate. It is understood that for purposes of this Section 10.1, repurchases of the Company's stock from shareholders upon fair and reasonable terms to the Company shall be deemed to be in the ordinary course and pursuant to the reasonable requirements of the Company's business.

         10.2.    Merger, Consolidation, and Sale of Assets.

         The Company will not, and will not permit any Restricted Subsidiary to, merge or consolidate with another corporation or dispose of all or a substantial part of its assets, provided, however, that:

         (a) any Restricted Subsidiary may merge into (i) the Company (so long as the Company is the surviving corporation), (ii) a Wholly-Owned Restricted Subsidiary or (iii) a corporation which becomes a Wholly-Owned Restricted Subsidiary as a result of such merger or consolidation, and which, immediately after the consummation of such merger or consolidation, and after giving effect thereto, will be in compliance with all of the provisions herein with respect to Restricted Subsidiaries.

         (b) the Company may merge or consolidate with, or convey substantially all of its assets to, a Wholly-Owned Restricted Subsidiary or another corporation, provided that (i) no Default or Event of Default arises from such transaction and (ii) if the Company is not the surviving entity, (A) the survivor shall be a corporation incorporated in the United States of America,
(B) such surviving corporation shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes, and (C) such corporation shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

         (c) any Restricted Subsidiary may convey all or a substantial part of its assets to the Company or to any Wholly-Owned Restricted Subsidiary; and

         (d) The Company or any Restricted Subsidiary may dispose of a Substantial Part of the assets of the Company and its Restricted Subsidiaries if, within 12 months after the disposition, the Net Excess Proceeds Amount resulting from such disposition is used either (A) to reduce Senior Debt of the Company and its Restricted Subsidiaries (including the outstanding principal of the Notes of any holder accepting any offer of prepayment required pursuant to
Section 10.2(e) below) or (B) to acquire companies, businesses, or capital assets which are similar in nature, purpose or business line to other assets owned or leased by the Company and its Restricted Subsidiaries at the date of the Closing. Promptly following any such disposition of assets, the Company will give to each holder of Notes a statement describing the disposition and a calculation of the Net Excess Proceeds Amount.

         (e) In the event that the Company is required or chooses to reduce Senior Debt pursuant to Section 10.2(d), the Company shall offer to prepay the Notes in accordance with the following procedure specified in clause (i) through clause (iv):

                  (i) The Company shall irrevocably offer in writing (as provided in clause (iii) below) to apply funds equal to a portion of the Net Excess Proceeds Amount to the prepayment of each outstanding Note (together with all accrued interest in respect thereof as of the date of payment and the Make-Whole Amount, if any, due in connection with such prepayment in accordance with clause (iv) below) in an amount (as to any Note, the "Ratable Portion") for such Note equal to the product of (x) the Net Excess Proceeds Amount being so applied to the payment of Senior Debt multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of Senior Debt of the Company and its Restricted Subsidiaries (other than any such Senior Debt which may not be paid as a matter of right within the time period required by Section 10.2(d) and as to which the Company or the appropriate Restricted Subsidiary has not obtained the consent of the holder of such Senior Debt to make such a payment).

                  (ii) Each holder of a Note which does not accept or reject such offer in writing within 20 Business Days of its receipt shall be deemed to have rejected such offer. Upon any rejection of such offer by any such holder, the Ratable Portion which would otherwise be payable to any such rejecting holder shall be offered pro rata to all holders accepting such offer within 5 Business Days of rejection or deemed rejection. Any such holder that does not accept or reject such additional offer within 15 Business Days of its receipt shall be deemed to have rejected such offer. Subject to the provisions of this clause (ii), the Company may retain for its own purposes the Ratable Portion which would otherwise be payable to any rejecting holder.

                  (iii) The written offer of the Company referred to in clause
(i) hereof will be given to each holder of Notes not less than 45 days and not more than 60 days prior to the actual date of prepayment. Such notice will set forth the principal amount of the Notes to be so prepaid and the amount of accrued interest thereon being paid and will be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount, if any, due in accordance with clause (iv) below in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

                  (iv) Any prepayment of the Notes in accordance with the requirements of Sections 10.2(d) and (e) shall be at par and without payment of the Make-Whole Amount or any premiums unless a premium or make-whole amount (other than usual breakage costs associated with the payment of any loan bearing interest at a rate based on a short term fixed rate such as LIBOR prior to the end of the applicable interest period) is paid with respect to any other Senior Debt which has been or is to be paid in accordance with Section 10.2(d) on account of the same disposition of assets resulting in the prepayment of the Notes. If any such premium or make-whole amount is paid in connection with the payment of any such other Senior Debt, then any prepayment of the Notes in accordance with the requirements of Sections 10.2(d) and (e) shall be accompanied by the Make-Whole Amount determined for the principal amount to be prepaid as of the prepayment date.

         (f) For purposes of this Section 10.2, the following terms have the following meanings:

         The Company and its Restricted Subsidiaries shall be deemed to have disposed of a "Substantial Part" of their assets if either (i) the book value of all assets (other than assets sold in the ordinary course of business) disposed of by the Company and its Restricted Subsidiaries during any one fiscal year exceeds 15 percent of Consolidated Assets determined at the end of the immediately preceding fiscal year or (ii) the book value of all assets (other than assets sold in the ordinary course of business) disposed of by the Company and its Restricted Subsidiaries during any three-fiscal year period exceeds 30 percent of Consolidated Assets determined at the fiscal year-end immediately prior to the commencement of such three-year period.

         The "Net Excess Proceeds Amount" means, with respect to any disposition of a Substantial Part of the assets of the Company and its Restricted Subsidiaries, as applicable, either (i) if such disposition is deemed to constitute the disposition of a Substantial Part of such assets on account of clause (i) of the preceding paragraph, the amount by which the Net Proceeds from all dispositions of assets (other than assets sold in the ordinary course of business) by the Company and its Restricted Subsidiaries during the fiscal year in question exceeds 15% of Consolidated Assets determined at the end of the immediately preceding fiscal year or (ii) if such disposition is deemed to constitute the disposition of a Substantial Part of the assets of the Company and its Restricted Subsidiaries on account of clause (ii) of the preceding paragraph, the amount by which the Net Proceeds from all dispositions of assets (other than assets sold in the ordinary course of business) by the Company and its Restricted Subsidiaries during the three-fiscal year period in question exceeds 30% of Consolidated Assets determined at the fiscal year-end immediately prior to the commencement of such three-year period.

         The "Net Proceeds" from any disposition of assets by the Company or any Restricted Subsidiary shall be the gross proceeds of such disposition less (i) the out-of-pocket costs and expenses of the Company and Restricted Subsidiaries (other than amounts paid to Affiliates) incurred in connection with such disposition, and (ii) any portion thereof used to repay Debt that both (A) was incurred to finance the acquisition or construction of such asset (or incurred as a refinancing of any such acquisition or construction Debt) and (B) is secured by a Lien on such asset.

         10.3.    Liens.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive such income or profits, except:

         (a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

         (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required by Section 9.1 or Section 9.4;

         (c) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

         (d) Liens on property or assets of the Company or any of its Restricted Subsidiaries securing Debt owing to the Company or to another Restricted Subsidiary;

         (e) Liens existing on the date of this Agreement and securing the Debt of the Company and its Restricted Subsidiaries referred to in Schedule 5.15;

         (f) any Lien created to secure all or any part of the purchase price or cost of construction, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of tangible property (or any improvement thereon) acquired or constructed by the Company or a Restricted Subsidiary after the date of the Closing, provided that (i) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon); (ii) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to the lesser of (A) the cost to the Company or such Restricted Subsidiary of the property (or improvement thereon) so acquired or constructed and (B) the Fair Market Value (as determined in good faith by the board of directors of the Company) of such property (or improvement thereon) at the time of such acquisition or construction, and (iii) any such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or construction of such property;

         (g) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Restricted Subsidiary or its becoming a Restricted Subsidiary, or any Lien existing on any property acquired by the Company or any Restricted Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Restricted Subsidiary or such acquisition of property, and (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property;

         (h) any Lien renewing, extending or refunding any Lien permitted by paragraphs (e), (f) or (g) of this Section 10.3, provided that (i) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension, renewal or refunding no Default or Event of Default would exist; and

         (i) other Liens not otherwise permitted by paragraphs (a) through (h), provided that the outstanding principal amount of the Debt thereby secured, together with the outstanding amount of all Debt of Restricted Subsidiaries (without duplication but excluding debt owed to the Company or a Wholly-Owned Restricted Subsidiary), does not exceed 20% of Consolidated Net Worth.

         10.4.    Consolidated Net Worth.

                  The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of (a) $45,000,000, plus (b) an aggregate amount equal to 30% of its Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal quarter subsequent to December 3, 1995.

         10.5.    Debt.

                  (a) Clean Down of Current Debt. The Company will not at any time have any Consolidated Current Debt outstanding unless there shall have been during the immediately preceding twelve months a period of at least thirty consecutive days on each of which there shall have been no Consolidated Current Debt outstanding in excess of the amount of additional Funded Debt that the Company would have been permitted to (but did not) incur on such day under
Section 10.5 (c).

                  (b) Subsidiary Debt. The Company will not at any time permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, guarantee, have outstanding, or otherwise become or remain directly or indirectly liable with respect to, any Debt other than:

                  (i) Debt of a Restricted Subsidiary outstanding on the date hereof and disclosed in Schedule 5.15, provided that such Debt may not be extended, renewed or refunded except as otherwise permitted by this Agreement, including clause (iv) below;

                  (ii) Debt of a Restricted Subsidiary owed to the Company or a Wholly-Owned Restricted Subsidiary; and

                  (iii) Debt of a Restricted Subsidiary outstanding at the time such Restricted Subsidiary becomes a Restricted Subsidiary, provided that (A) such Debt shall not have been incurred in contemplation of such Restricted Subsidiary becoming a Restricted Subsidiary and (B) immediately after such Restricted Subsidiary becomes a Restricted Subsidiary no Default or Event of Default shall exist, and provided further that such Debt may not be extended, renewed or refunded except as otherwise permitted by this Agreement, including clause (iv) below; and

                  (iv) Debt of a Restricted Subsidiary in addition to that otherwise permitted by the foregoing provisions of this Section 10.5, provided that on the date the Restricted Subsidiary incurs or otherwise becomes liable with respect to any such additional Debt and immediately after giving effect thereto and the concurrent retirement of any other Debt,

                           (A) no Default or Event of Default exists, and

                           (B) the total amount of all Debt of Restricted
Subsidiaries (except Debt owed to the Company or a Wholly-Owned Restricted Subsidiary) and the outstanding principal amount of Debt secured by Liens permitted by Section 10.3(i) hereof (without duplication), does not exceed at any time 20% of Consolidated Net Worth.

                  (c) Restrictions on Consolidated Funded Debt.

                  (i) The Company will not at any time permit the ratio of Consolidated Funded Debt to Consolidated Operating Cash Flow for the most recently ended fiscal year of the Company to exceed the following for the periods indicated:

                            For Fiscal Year                       Ratio
                                 1996                              3.25
                                 1997                              3.00
                                 1998                              2.75
                        1999 and thereafter                        2.50

                  (ii) The Company will not at any time permit the ratio of Consolidated Funded Debt to Consolidated Total Capitalization for the most recently ended fiscal quarter of the Company to exceed the following for the fiscal quarterly periods indicated:

         From                      Until (but not including)            Ratio
         ----                      -------------------------            -----
         Closing                   November 30, 1997                    70.0%
         November 30, 1997         November 29, 1998                    65.0%
         November 29,1998          and thereafter                       60.0%

         10.6.    Fixed Charges Coverage Ratio.

                  The Company will not, at any time, permit the Fixed Charges Coverage Ratio to be less than 2.0 to 1.0.

         10.7.    Restricted Payments and Restricted Investments.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, declare or make, or incur any liability to declare or make, any Restricted Payment or Restricted Investment unless immediately after giving effect to such action, no Default or Event of Default would exist.

         10.8.    Line of Business.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

         11.      EVENTS OF DEFAULT.

                  An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                  (c) the Company defaults in the performance of or compliance with any term contained in Section 7.1 (d); or

                  (d) the Company defaults in the performance of, or compliance with, any terms contained in Section 10 and such default is not remedied within five days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

                  (e) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b), (c) and (d) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (e) of Section 11); or

                  (f) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

                  (g) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interest and other than as provided in Section 10.2(d)), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

                  (h) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property,
         (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                  (i) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

                  (j) a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                  (k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

                  As used in Section 11(k), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.      REMEDIES ON DEFAULT, ETC.

         12.1.    Acceleration.

         (a) If an Event of Default with respect to the Company described in paragraph(h) or (i) of Section 11 (other than an Event of Default described in clause (i) of paragraph (h) or described in clause (vi) of paragraph (h) by virtue of the fact that such clause encompasses clause (i) of paragraph (h)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

         (b) If any other Event of Default has occurred and is continuing, the Required Holders, may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

         (c) If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

         Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

         12.2.    Other Remedies.

         If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         12.3.    Recision.

         At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 50% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

         12.4.    No Waivers or Election of Remedies, Expenses, etc.

         No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

         13.1.    Registration of Notes.

         The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

         13.2.    Transfer and Exchange of Notes.

         Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $2,000,000, provided that (a) if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $2,000,000 and
(b) a Note issued at the Closing to a Purchaser in an amount of less than $2,000,000 may be transferred in its entirety without regard to whether the Purchaser continues to hold other Notes at the time of transfer and provided, further, that the restrictions set forth in the preceding proviso shall not apply to any transfer made while an Event of Default exists. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.1 and
Section 6.2.

         13.3.    Replacement of Notes.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

         (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $10,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

         (b) in the case of mutilation, upon surrender and cancellation thereof, the Company shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.      PAYMENT ON NOTES.

         14.1.    Place of Payment.

         Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Philadelphia, Pennsylvania at the principal office of the Company in such city. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in the United States or the principal office of a bank or trust company in the United States.

         14.2.    Home Office Payment.

         So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section
14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15.      EXPENSES, ETC.

         15.1.    Transaction Expenses.

         The Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with this Agreement and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation:
(a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

         15.2.    Survival.

         The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
         AGREEMENT.

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.      AMENDMENT AND WAIVER.

         17.1.    Requirements.

         (a) Consent of Holders. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

         (b) No Other Consents. The Company shall not make any commitment, or enter into any agreement providing, that any amendment to or any waiver or modification of the provisions of this Agreement or the Notes shall be subject to or require the consent or approval of any Person other than the Company and the holders of the Notes. The Company represents and warrants that no such commitment or agreement shall be in effect as of the time of the original issuance of the Notes hereunder.

         17.2.    Solicitation of Holders of Notes.

         (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

         (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

         17.3.    Binding Effect, etc.

         Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         17.4.    Notes held by Company, etc.

         Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.      NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or if to the Company, to the Company at its address set forth at the beginning hereof to the attention of William E. Chandler, Senior Vice President, Finance, or at such other address as the Company shall have specified to the holder of each Note in writing. Notices under this Section 18 will be deemed given only when actually received.

19.      REPRODUCTIONS OF DOCUMENTS.

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.      CONFIDENTIAL INFORMATION.

         For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under
Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20 (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),
(vi) any federal or state regulatory authority having jurisdiction over you,
(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.      SUBSTITUTION OF PURCHASER.

         You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the

Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.      MISCELLANEOUS.

         22.1.    Successors and Assigns.

         All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

         22.2.    Payments due on Non-Business Days.

         Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

         22.3.    Severability.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         22.4.    Construction.

         Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         22.5.    Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         22.6.    Governing Law.

         This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the Commonwealth of Massachusetts excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    * * * * *

         If you are in agreement with the foregoing, please so indicate by signing the acceptance on the signature page of this Agreement on which your name appears (a total of four separate signature pages for the Purchasers follow this page) and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                               Very truly yours,

                                               HUNT MANUFACTURING CO.


                                               By_________________________
                                                   Name:
                                                   Title:

         The undersigned hereby accepts and enters into the foregoing Note Purchase Agreement among the Company and the Purchasers, including the undersigned.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY



By:______________________________
     Name:
     Title:

(This is one of four separate signature pages signed by the Purchasers of the Notes. The remainder of this page is intentionally left blank.)

         The undersigned hereby accepts and enters into the foregoing Note Purchase Agreement among the Company and the Purchasers, including the undersigned.

ALLSTATE LIFE INSURANCE COMPANY



By:____________________________
     Name:




By:____________________________
     Name:

     Authorized Signatories

         The undersigned hereby accepts and enters into the foregoing Note Purchase Agreement among the Company and the Purchasers, including the undersigned.

ALLSTATE INSURANCE COMPANY



By:____________________________
     Name:




By:____________________________
     Name:

     Authorized Signatories

(This is one of four separate signature pages signed by the Purchasers of the Notes. The remainder of this page is intentionally left blank.)

         The undersigned hereby accepts and enters into the foregoing Note Purchase Agreement among the Company and the Purchasers, including the undersigned.

PROVIDENT MUTUAL LIFE INSURANCE COMPANY--COVENANT



By:____________________________
     Name:
     Title:

         The undersigned hereby accepts and enters into the foregoing Note Purchase Agreement among the Company and the Purchasers, including the undersigned.

PROVIDENT MUTUAL LIFE INSURANCE COMPANY



By:____________________________
     Name:
     Title:


(This is one of four separate signature pages signed by the Purchasers of the Notes. The remainder of this page is intentionally left blank.)

         The undersigned hereby accepts and enters into the foregoing Note Purchase Agreement among the Company and the Purchasers, including the undersigned.


MENNONITE MUTUAL AID ASSOCIATION



By:____________________________
     Name:
     Title:


         The undersigned hereby accepts and enters into the foregoing Note Purchase Agreement among the Company and the Purchasers, including the undersigned.

MENNONITE RETIREMENT TRUST



By:____________________________
     Name:
     Title:

(This is one of four separate signature pages signed by the Purchasers of the Notes. The remainder of this page is intentionally left blank.)

                                  DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

"Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

"Business Day" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Charlotte, North Carolina, are required or authorized to be closed.

"Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

"Closing" is defined in Section 3.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

"Company" means Hunt Manufacturing Co., a Pennsylvania corporation.

"Confidential Information"  is defined in Section 20.

"Consolidated Assets" means, at any time, the total assets of the Company and its Restricted Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries.

"Consolidated Current Debt" means, as of any date of determination, the total of all Current Debt of the Company and its Restricted Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP.

"Consolidated Debt" means, as of any date of determination, the total of all Debt of the Company and its Restricted Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP.

"Consolidated Funded Debt" means, as of any date of determination, the total of all Funded Debt of the Company and its Restricted Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP.

"Consolidated Income Available for Fixed Charges" means, with respect to any period, Consolidated Net Income excluding (i) non-cash charges associated with the exercise of stock options, (ii) unusual items, including, but not limited to, refinancing, restructuring, or reorganizational charges, (iii) effects of changes in accounting principles, and (iv) extraordinary items for such period plus all amounts deducted in the computation thereof on account of (a) Fixed Charges and (b) taxes imposed on or measured by income or excess profits.

"Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP.

"Consolidated Net Worth" means, at any time,

         (a) the sum of (i) the par value (or value stated on the books of the corporation) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of the Company and its Restricted Subsidiaries plus (ii) the amount of the paid-in capital and retained earnings of the Company and its Restricted Subsidiaries, in each case as such amounts would be shown on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP, minus

         (b) to the extent included in clause (a), all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries.

"Consolidated Operating Cash Flow" means, in respect of any period, the sum of
(a) Consolidated Net Income excluding (i) non-cash charges associated with the exercise of stock options, (ii) unusual items, including, but not limited to, refinancing, restructuring, or reorganizational charges, (iii) effects of changes in accounting principles, and (iv) extraordinary items for such period and (b) the amount of all interest expenses, depreciation, amortization, income taxes, deferred items and other non-cash expenses of the Company and its Restricted Subsidiaries, but only to the extent deducted in the determination of Consolidated Net Income for such period.

"Consolidated Total Capitalization" means, at any time, the sum of Consolidated Net Worth and Consolidated Debt.

"Current Debt" means, with respect to any Person, all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more from such date, provided that (a) Debt outstanding under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of one year or more and (b) Current Maturities of Funded Debt shall constitute Funded Debt and not Current Debt, even though such Debt by its terms matures on demand or within one year from such date.

"Current Maturities of Funded Debt" means, at any time and with respect to any item of Funded Debt, the portion of such Funded Debt outstanding at such time which by the terms of such Funded Debt or the terms of any instrument or agreement relating thereto is due on demand or within one year from such time (whether by sinking fund, other required prepayment or final payment at maturity) and is not directly or indirectly renewable, extendible or refundable at the option of the obligor under an agreement or firm commitment in effect at such time to a date one year or more from such time.

"Debt" means, with respect to any Person, without duplication,

         (a)      its liabilities for borrowed money;

         (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

         (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

         (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

         (e) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

"Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

"Default Rate" means that rate of interest that is the greater of (i) 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2.00% over the rate of interest publicly announced by NationsBank, N.A. in Charlotte, North Carolina as its "base" or "prime" rate.

"Distribution" means, in respect of any corporation, association or other business entity:

         (a) dividends or other distributions or payments on capital stock or other equity interest of such corporation, association or other business entity (except distributions in such stock or other equity interest); and

         (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests) unless made, contemporaneously, from the net proceeds of a sale of such stock or other equity interests.

"Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

"ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

"Event of Default" is defined in Section 11.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fair Market Value" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

"Fixed Charges" means, with respect to any period, the sum of (a) Interest Charges for such period and (b) Lease Rentals for such period.

"Fixed Charges Coverage Ratio" means, at any time, the ratio of (a) Consolidated Income Available for Fixed Charges for the fiscal year ending on, or most recently ended prior to, such time to (b) Fixed Charges for such year.

"Funded Debt" means, with respect to any Person, all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof, provided that Funded Debt shall include, as at any date of determination, Current Maturities of Funded Debt.

"GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

"Governmental Authority"  means

         (a)      the government of

                  (i) the United States of America or any State or other political subdivision thereof, or

                  (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

         (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

"Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

         (a) to purchase such indebtedness or obligation or any property constituting security therefor;

         (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

         (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

         (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

"Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

"Holder" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

"Indebtedness" with respect to any Person means, at any time, without duplication,

         (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

         (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

         (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

         (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

         (e) all its liabilities in respect of unreimbursed draws under letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

         (f) Swaps of such Person; and

         (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

"Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 4% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

"Interest Charges" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP): (a) all interest in respect of Debt of the Company and its Restricted Subsidiaries (including imputed interest on Capital Lease obligations) deducted in determining Consolidated Net Income for such period, and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

"Investment" means any investment, made in cash or by delivery of property, by the Company or any of its Restricted Subsidiaries (i) in any Person, whether by acquisition of stock, indebtedness or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise, or (ii) in any property.

"Lease Rentals" means, with respect to any period, the sum of the minimum amount of rental and other obligations required to be paid during such period by the Company or any Restricted Subsidiary as lessee under all leases of real or personal property (other than Capital Leases), excluding any amounts required to be paid by the lessee (whether or not therein designated as rental or additional rental) (a) which are on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, or (b) which are based on profits, revenues or sales realized by the lessee from the leased property or otherwise based on the performance of the lessee.

"Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

"Make-Whole Amount" is defined in Section 8.6.

"Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Restricted Subsidiaries taken as a whole.

"Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

"Memorandum" is defined in Section 5.3.

"Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

"Notes" is defined in Section 1.

"Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

"Other Purchasers" means, with respect to any Purchaser named in Schedule A, each other Purchaser named in such schedule.

"PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

"Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

"Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

"Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

"property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

"Purchasers" is defined in Section 2.1.

"QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

"Required Holders" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

"Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

"Restricted Investments" means all Investments except the following:

(a) property to be used in the ordinary course of business of the Company and its Restricted Subsidiaries;

(b) current assets arising from the sale of goods and services in the ordinary course of business of the Company and its Restricted Subsidiaries;

(c) Investments in one or more Restricted Subsidiaries or any Person that concurrently with such Investment becomes a Restricted Subsidiary;

(d) Investments in United States Governmental Securities, provided that such obligations mature within 365 days from the date of acquisition thereof;

(e) Investments in cash, cash equivalents (within the meaning of GAAP), certificates of deposit or banker's acceptances issued by an Acceptable Bank, provided that such obligations mature within 365 days from the date of acquisition thereof;

(f) Investments in commercial paper given the highest rating by a credit rating agency of recognized national standing and maturing not more than 270 days from the date of creation thereof;

(g) Investments in Repurchase Agreements; and

(h) Investments in tax-exempt obligations of any state of the United States of America, or any municipality of any such state, in each case rated "AA" or better by S&P, "Aa2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing, provided that such obligations mature within 365 days from the date of acquisition thereof.

As used in this definition of "Restricted Investments":

         "Acceptable Bank" means any bank or trust company (i) which is organized under the laws of the United States of America or any State thereof,
(ii) which has capital, surplus and undivided profits aggregating at least $500,000,000 and (iii) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

         "Acceptable Broker-Dealer" means any Person other than a natural person
(i) which is registered as a broker or dealer pursuant to the Exchange Act and
(ii) whose long-term unsecured debt obligations shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

         "Moody's" means Moody's Investors Service, Inc.

         "Repurchase Agreement" means any written agreement

         (a) that provides for (i) the transfer of one or more United States Governmental Securities in an aggregate principal amount at least equal to the amount of the Transfer Price (defined below) to the Company or any of its Subsidiaries from an Acceptable Bank or an Acceptable Broker-Dealer against a transfer of funds (the "Transfer Price") by the Company or such Subsidiary to such Acceptable Bank or Acceptable Broker-Dealer, and (ii) a simultaneous agreement by the Company or such Subsidiary, in connection with such transfer of funds, to transfer to such Acceptable Bank or Acceptable Broker-Dealer the same or substantially similar United States Governmental Securities for a price not less than the Transfer Price plus a reasonable return thereon at a date certain not later than 365 days after such transfer of funds,

         (b) in respect of which the Company or such Subsidiary shall have the right, whether by contract or pursuant to applicable law, to liquidate such agreement upon the occurrence of any default thereunder, and

         (c) in connection with which the Company or such Subsidiary, or an agent thereof, shall have taken all action required by applicable law or regulations to perfect a Lien in such United States Governmental Securities.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

         "United States Governmental Security" means any direct obligation of, or any obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

         "Restricted Payment" means any Distribution in respect of the Company or any Restricted Subsidiary of the Company (other than on account of capital stock or other equity interests of a Restricted Subsidiary owned legally and beneficially by the Company or another Restricted Subsidiary), including, without limitation, any Distribution resulting in the acquisition by the Company of Securities which would constitute treasury stock. For purposes of this Agreement, the amount of any Restricted Payment made in property shall be the greater of (x) the Fair Market Value of such property (as determined in good faith by the board of directors (or equivalent governing body) of the Person making such Restricted Payment) and (y) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.

         "Restricted Subsidiary" shall mean any Subsidiary in existence at the date of the Closing or created or acquired at any time thereafter, except if designated an Unrestricted Subsidiary in compliance with the provisions specified in the definition of "Unrestricted Subsidiary". A Subsidiary which has been so designated as an Unrestricted Subsidiary may be redesignated a Restricted Subsidiary but, following such redesignation, the designation of such Subsidiary cannot be changed again so long as such Subsidiary remains a Subsidiary.

         "Security" has the meaning set forth in section 2(1) of the Securities Act of 1933, as amended.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Senior Debt" means, with respect to any Person, all Debt of such Person other than Debt that is any manner subordinated in right of payment to any other Debt of such Person.

         "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

         "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

         "Subsidiary Guarantors" means Bevis Custom Furniture, Inc., Hunt Data Products, Inc., Hunt Holdings, Inc., Hunt X-Acto, Inc. and Seal Products Incorporated and any other Person which hereafter executes and delivers to the holders of the Notes a counterpart signature page to the Subsidiary Guaranty.

         "Subsidiary Guaranty" The Subsidiary Guaranty executed by the Subsidiary Guarantors, in substantially the form of the attached Exhibit 2, as amended from time to time.

         "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined. For purposes of this Agreement, the obligation of any Person with respect to a Swap is considered "Indebtedness" but is not considered "Debt".

         "Unrestricted Subsidiary" shall mean any Subsidiary that has been designated by the Company's board of directors as an Unrestricted Subsidiary, provided that at the time of such designation (i) the Subsidiary so designated neither owns, directly or indirectly, any Funded debt or capital stock of any Restricted Subsidiary; (ii) such designation is treated as a sale of assets subject to, and complies with, the limitations set forth in clause (v) of paragraph 6D; and (iii) immediately thereafter no other Default or Event of Default would occur or be continuing.

         "Wholly-Owned Restricted Subsidiary" means, at any time, any Restricted Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Restricted Subsidiaries at such time.

                                                                       EXHIBIT 1


                             HUNT MANUFACTURING CO.

                      7.86% SENIOR NOTE DUE AUGUST 1, 2011

No. [_____]                                                               [Date]
$[_______]                                                      PPN: 445636 A* 4

         FOR VALUE RECEIVED, the undersigned, HUNT MANUFACTURING CO. (herein called the "Company"), a corporation organized and existing under the laws of the State of Pennsylvania, hereby promises to pay to [ ], or registered assigns, the principal sum of ________________ DOLLARS on August 1, 2011, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.86% per annum from the date hereof, payable semiannually, on the first day of August and February in each year, commencing February 1, 1997 until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.86% or (ii) 2.00% over the rate of interest publicly announced by NationsBank, N.A. from time to time in Charlotte, North Carolina as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at 2005 Market Street, Philadelphia, Pennsylvania 19103 or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement, dated as of August 1, 1996 (as from time to time amended, the "Note Purchase Agreement"), among the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

         This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for

                                                                       EXHIBIT 1

registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

         This Note and the Note Purchase Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the Commonwealth of Massachusetts excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.


HUNT MANUFACTURING CO.


By__________________________
    Name:
    Title:

                                                                       EXHIBIT 2

                               SUBSIDIARY GUARANTY

         THIS SUBSIDIARY GUARANTY dated [ ] (the "Guaranty") is made, jointly and severally, by each of the parties listed on the signature pages hereof and those additional entities that hereafter become parties hereto by executing counterpart signature pages in the form of Annex I hereof (each a "Guarantor" and collectively the "Guarantors") in favor of (i) the Purchasers named in
Schedule I to the Note Purchase Agreement dated as of August 1, 1996 (as amended or modified and in effect from time to time, referred to herein as the "Agreement) between Hunt Manufacturing Co., a Pennsylvania corporation (the "Company"), and such Purchasers (the "Purchasers") and (ii) each other holder of the Company's 7.86% Senior Notes due August 1, 2011 (the "Notes") from time to time and their respective successors and assigns (collectively, such Purchasers and other holders and their respective successors and assigns are hereinafter referred to as the "Holders"). All capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Agreement.

                              W I T N E S S E T H:

         WHEREAS, as an inducement to, and as part of the consideration for, their purchase of the Notes, the Purchasers are to receive, in accordance with the terms of the Agreement, a guarantee of the Company's obligations under the Agreement and the Notes from each of the Guarantors, each of which is a Subsidiary of the Company;

         WHEREAS, certain of the proceeds of the Notes have been and will be advanced to or for the benefit of the Guarantors, and thus, all unpaid principal of and accrued and unpaid interest on the Notes and all other obligations of the Company to the Holders now existing or hereafter arising under the Note were and continue to be incurred for and have inured and will continue to inure to the benefit of the Guarantors (which benefits are hereby acknowledged); and

         WHEREAS, in consideration of the benefits that inure to the Guarantors, the Guarantors desire to guarantee the due and punctual payment of all Guaranteed Debt (as hereinafter defined);

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Guarantors, jointly and severally, covenant and agree as follows:

         1. Guaranty. Each Guarantor, jointly and severally, irrevocably and unconditionally guarantees, subject to the limitations set forth in Section 7, the full and prompt payment when due (whether at stated maturity, upon acceleration or otherwise) of all unpaid principal of, accrued and unpaid interest and Make-Whole Amount, if any, on the Notes, all accrued and unpaid fees and all other obligations of the Company to the

                                                                       EXHIBIT 2

Holders now existing or hereafter incurred under or arising out of or in connection with the Notes or the Agreement, and the performance of the Notes and the Agreement (all such principal, interest, Make-Whole Amount, fees, obligations and liabilities being collectively referred to herein as the "Guaranteed Debt"), whether according to the present terms of the Guaranteed Debt or any change or changes in the terms, covenants and conditions of any of the Guaranteed Debt, now or at any time hereafter made or granted, or any earlier or accelerated date or dates for payment or performance of the agreements set forth in the Guaranteed Debt. It is understood that this Guaranty is a continuing guarantee of the payment of the indebtedness represented by the Guaranteed Debt, is not limited to a guarantee of collection of the indebtedness represented by the Guaranteed Debt and shall remain in full force and effect until the indefeasible payment in full of the Guaranteed Debt. Each Guarantor agrees that all references in this Guaranty to Guaranteed Debt of the Company shall include any successor or assignee of the Company so long as this Guaranty remains in effect.

         2. Waiver. Each Guarantor waives notice of the acceptance of this Guaranty and of the occurrence of any and all of the events described in Section
3. Each Guarantor further waives presentment, protest, notice, demand or action on delinquency in respect of the Guaranteed Debt or any part thereof. Each Guarantor agrees that the time or place of payment of the Guaranteed Debt may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; that the Company may be granted indulgences generally; that any of the provisions of the Notes or the Agreement may be modified, amended or waived; that any party liable for the payment thereof may be granted indulgences or released; and that any other party liable for the payment of the Guaranteed Debt or liable upon any security therefor may be released, in whole or in part, at, before and/or after the stated, extended or accelerated maturity of the Guaranteed Debt, all without notice to or further assent by any Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

         3. Certain Rights of Holders. The validity and enforceability of this Guaranty against each Guarantor shall not be impaired or affected by any of the following, whether occurring before or after receipt by the Holders of any notice of termination of this Guaranty: (a) any extension, modification, continuation or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Debt or any part thereof or any agreement relating thereto (other than any agreement between the Holders and one or more Guarantors specifically modifying or amending the terms of this Guaranty in accordance with Section 9) at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto; (c) any waiver of any right, power or remedy or of any default with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver,

                                                                       EXHIBIT 2

subordination or modification, with or without consideration, of any other guaranties with respect to the Guaranteed Debt or any part thereof, or any other obligation of any Person with respect to the Guaranteed Debt or any part thereof; (e) the enforceability or validity of the Guaranteed Debt or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto; (f) the application of payments received from any source to the payment of indebtedness of the Company or any Subsidiary other than the Guaranteed Debt, any part thereof or amounts which are not covered by this Guaranty even though a Holder might lawfully have elected to apply such payments to any part or all of the Guaranteed Debt or to amounts which are not covered by this Guaranty; or (g) any other circumstances which otherwise under the laws of any jurisdiction constitute a legal or equitable discharge of a surety or a guarantor or a bar (in the nature of a moratorium or otherwise) to the enforcement of the rights of a Holder against the Company, all whether or not any Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses
(a) through (g) of this paragraph. Each Guarantor agrees that such Guarantor's obligation to make payment in accordance with the terms of this Guaranty shall not be impaired, modified, changed, released or limited in any manner whatsoever in the event any portion of the Guaranteed Debt is invalid or unenforceable against the Company, or by any impairment, modification, change, release or limitations of the liability of the Company or its estate in bankruptcy resulting from the operation of any present or future provision of the Federal Bankruptcy Code or other similar federal or state statute, or from the decision of any court.

         4. Absolute Guaranty. The obligations of each Guarantor under this Guaranty are joint and several and are absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, without limitation,
(i) any action or inaction by a Holder or any other circumstance contemplated in
Section 3; or (ii) the existence of any other guaranties of the Guaranteed Debt, whether or not such other guaranties have been acted upon in any way.

         5. Primary Liability of Guarantors. This Guaranty is a primary obligation of each Guarantor. Each Guarantor agrees that this Guaranty may be enforced by the Holders, or any of them, and each Guarantor hereby waives the right to require the Holders (or any of them) to proceed against the Company or any other person (including a co-guarantor) or to require the Holders (or any of them) to pursue any other remedy or enforce any other right. Each Guarantor further agrees that nothing contained herein shall prevent the Holders, or any of them, from suing on the Notes or the Agreement or from exercising any other rights available to it under the Notes or the Agreement and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of the Guarantor's obligations hereunder.

         6. Continuing Guaranty, etc. This Guaranty shall continue in full force and effect until the Guaranteed Debt is indefeasibly paid in full, notwithstanding any

                                                                       EXHIBIT 2

extensions, modifications, renewals or indulgences with respect to, or substitutions for, the Guaranteed Debt. Notwithstanding the foregoing, this Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Debt is rescinded or must otherwise be restored or returned by any Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any substantial part of its property, or otherwise, all as though such payments had not been made. No failure or delay on the part of any holder in exercising any right, power or privilege hereunder and no course of dealing between any Guarantor or any Holder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Holder would otherwise have. No notice to or demand on any Guarantor in any case shall entitle any Guarantor to any other or future notice or demand in similar or other circumstances or constitute a waiver of the rights of any Holder to act in any circumstances without notice or demand. Credit may be granted or continued from time to time by the Holders to the Company without notice to or authorization from any Guarantor regardless of the Company's financial or other condition at the time of any such grant or continuation.

         7.       Contribution Among Guarantors.

                  (a) Unless otherwise agreed by and among the Guarantors in the manner described in Section 7(c), the Guarantors acknowledge and agree with each other that they shall share in any payment made by any of them (a "Paying Guarantor") hereunder with respect to any or all of the Guaranteed Debt, each in proportion to their respective Net Worths at the time such Guarantor becomes a party to this Guaranty. For such purposes, the term "Net Worth" shall mean, for each Guarantor, the excess (if any, but never less than zero) of such Guarantor's total assets over its total liabilities, as determined in accordance with generally accepted accounting principles.

                  (b) Upon demand by a Paying Guarantor after making any payment hereunder, each other Guarantor shall promptly pay to the Paying Guarantor an amount sufficient to reimburse the Paying Guarantor for such other Guarantor's portion of such payment, as such portion is determined in accordance with the provisions of this Section 7.

                  (c) The Guarantors may from time to time change the contribution proportion set forth in Section 7(a) to such other proportion as may be mutually

                                                                       EXHIBIT 2

         acceptable, by written agreement signed by an authorized officer of each Guarantor that specifically refers to this Guaranty.

                  (d) Nothing contained in this Section 7 shall be construed as altering, impairing or otherwise affecting the respective obligations of each Guarantor to the Holders hereunder. The provisions of this
         Section 7 shall apply to the Guarantors solely as among themselves and shall in no way alter the obligation of each Guarantor hereunder to pay in full to the Holders all of the Guaranteed Debt when and as required in accordance with the other Sections of this Guaranty.

         8. Successors: Assigns. This Guaranty shall be binding upon each Guarantor and its respective successors and permitted assigns and shall inure to the benefit of the Purchasers, each other Holder and their respective successors and assigns. Each Guarantor expressly waives notice of transfer or assignment of the Guaranteed Debt, or any part thereof, or of the rights of any Holder hereunder. Failure to give notice will not affect the liabilities of each Guarantor hereunder.

         9. Amendment: Waiver. This Guaranty may be amended only by an instrument in writing executed jointly by the Guarantors and each holder of Notes then outstanding.

         10. Note Agreement; Representation and Warranties. (a) Each Guarantor acknowledges that an executed (or conformed) copy of the Agreement has been made available to its principal executive officers and such officers are familiar with the contents thereof.

         (b) Each Guarantor further represents and warrants that:

                  (a) such Guarantor is a corporation duly organized and validly existing in good standing under the laws of the State of its incorporation and has the full power, authority and legal right to enter into and perform its obligations under this Guaranty;

                  (b) this Guaranty has been duly authorized, executed and delivered by each Guarantor and constitutes the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

                  (c) the execution, delivery and performance by such Guarantor of this Guaranty do not require any stockholder approval or the consent or approval of any of the creditors of such Guarantor (except such as have already been obtained in writing), do not and will not contravene any applicable law, rule, regulation, judgment or order and do not and will not contravene the provisions of, constitute

                                                                       EXHIBIT 2

         a breach of or default under, or result in the creation of any security interest, lien or encumbrance on any of the property of such Guarantor pursuant to, such Guarantor's articles of incorporation or by-laws or any indenture, mortgage, license or other contract, agreement or instrument to which such Guarantor is a party or by which it is bound or to or by which any of its properties is subject or affected; and

                  (d) the execution, delivery and performance by such Guarantor of this Guaranty do not require the consent, approval, authorization or order of, the giving of notice to or the registration with, or the taking of any other action with respect to, any governmental authority or agency, foreign or domestic, other than such as have been duly obtained, given or taken.

         11. Set off. In addition to, and without limitation of, any rights of the holders under applicable law, any indebtedness from such Holders to any Guarantor (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the obligations owing to such Holders, whether or not the Guaranteed Debt, or any part thereof, shall then be due.

         12. Notices. All notices and other communications hereunder shall be made in the manner and with the effect provided in Section 11.2 of the Agreement, if to any Holder, at the address for notices specified in the Agreement, and, if to any Guarantor, to:

                      c/o Hunt Manufacturing Co.
                      One Commerce Square
                      2005 Market Street
                      Philadelphia, PA  19103
                      Attention: Senior Vice President/Chief Financial Officer

         13. Choice of Law. This Guaranty shall be construed in accordance with the internal laws (and not the law of conflicts) of the Commonwealth of Massachusetts.

         14. Expenses: Indemnity. In addition to its Maximum Guaranteed Amount, each Guarantor agrees to reimburse (to the extent the Holder is not so reimbursed by the Company or any other Guarantor) (i) each Holder for any costs and out-of-pocket expenses (including reasonable attorneys' fees and reasonable time charges of attorneys for such Holder, which attorneys may be employees of such Holder) paid or incurred by such holder in connection with any amendment and modification of this Guaranty and (ii) each Holder for any costs and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for such Holder, which attorneys may be employees of such holder) paid or incurred by such Holder in connection with the collection and enforcement of this

                                                                       EXHIBIT 2

Guaranty. Each Guarantor further agrees to indemnify each Holder, and its directors, officers and employees, against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not such Holder is a party thereto) which it may pay or incur arising out of or relating to this Guaranty, provided, however, that such Holder, and its directors, officers or employees, shall not have a right to be indemnified or held harmless hereunder for its own gross negligence or willful misconduct. The obligations of the Guarantors under this Section 14 shall survive the termination of this Guaranty.

         15. Submission to Jurisdiction. Each Guarantor hereby irrevocably submits to the jurisdiction of the courts of the Commonwealth of Massachusetts and of the courts of the United States of America having jurisdiction in the Commonwealth of Massachusetts for the purpose of any legal action or proceeding in any such court with respect to, or arising out of, this Guaranty, the Agreement or the Notes. The Guarantors designate and appoint the Company as their lawful agent upon which may be served, and which may accept and acknowledge, for and on behalf of each Guarantor, all process in any action, suit or proceedings that may be brought against any Guarantor in any of the courts referred to in this Section 15 and agrees that such service of process, or the acceptance or acknowledgment thereof by said agent, shall be valid, effective and binding in every respect, provided, however, that if said agency shall cease for any reason whatsoever, each Guarantor designates and appoints, without power or revocation, the Secretary of State of the Commonwealth of Massachusetts to serve as its agent for service of process. If the Purchaser or any other holder of any Note shall cause process to be served upon any Guarantor by being served upon such agent, a copy of such process shall also be mailed to such Guarantor by United States registered mail, first class postage prepaid, at such Guarantor's address set forth in Section 12.

         16. Entire Agreement; Severability of Provisions. This Guaranty constitutes the entire agreement of the Guarantors with the Purchasers with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof. Any provision in this Guaranty that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Guaranty are declared to be severable.

         17. Captions. Captions are for reference only and in no way limit the terms of this Guaranty.

         18. Counterparts. This Guaranty may be executed in one or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. The failure of any Guarantor to execute

                                                                       EXHIBIT 2

a counterpart hereof shall not affect or impair the validity or enforceability of this Guaranty against any Guarantor executing this Guaranty.

         IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

Bevis Custom Furniture, Inc.


By:__________________________
     Name:
     Title:



Hunt Data Products, Inc.


By:__________________________
     Name:
     Title:


Hunt Holdings, Inc.


By:_________________________
     Name:
     Title:


Hunt X-Acto, Inc.


By:_________________________
     Name:
     Title:


Seal Products Incorporated


By:________________________

                                                                       EXHIBIT 2

     Name:
     Title:

                                                                      Annex 1 to
                                                             Subsidiary Guaranty


By its signature below the undersigned Subsidiary of Hunt Manufacturing Co. (the "Company") hereby becomes a party to, and a Guarantor under, that certain Subsidiary Guaranty dated _________ in favor of the Holders of the Company's 7.86% Senior Notes due August 1, 2011, all with the same force and effect as if the undersigned were one of the original parties to such Subsidiary Guaranty.







Date:                                  [Name of Guarantor]
---------------------------------      -------------------------------------

                                       By
                                          ----------------------------------
                                          Name
                                          Title

                  Certain schedules and/or exhibits to the foregoing agreement have been omitted, and the Company will provide them to the Securities and Exchange Commission upon request.